Exhibit 10.19

Consent and Stand-by License Agreement

This CONSENT AND STAND-BY LICENSE AGREEMENT (this “Agreement”) dated as of April 28, 2016 (the “Effective Date”) is entered into among TOKO PHARMACEUTICAL IND. CO., LTD., a Japanese corporation having its principal office at 3-8-19, Shinden, Adachi-ku, Tokyo 123-0865, Japan (“Toko”), SYROS PHARMACEUTICALS, INC., a Delaware corporation having its principal office at 620 Memorial Drive, Suite 300, Cambridge, Massachusetts 02139, USA (“Syros”) and TMRC Co., Ltd., a Japanese corporation having its principal office at 1-12-12, Kita Shinjuku, Shinjuku-ku, Tokyo 164-0074, Japan (“TMRC”).

WHEREAS, Toko is a party to an agreement with TMRC entitled “License Agreement for the development et al. of retinoid based drug in foreign countries for cancer” dated August 15, 2008 and License Agreement for the development et al. of retinoid based drug in foreign countries for neutropenia dated June 13, 2014 (collectively, the “Toko-TMRC License Agreement”);

WHEREAS, Syros and TMRC have negotiated and executed an Amended and Restated Cancer License Agreement dated April 28, 2016 and may in the future negotiate a license agreement for neutropenia pursuant to which, upon execution, TMRC will grant to Syros certain rights and licenses under patent rights, know-how and data controlled by TMRC as to AM80 (Tamibarotene), including under certain rights and licenses therein granted to TMRC by Toko in the Toko-TMRC License Agreement (collectively, the “TMRC-Syros License Agreement”); and

WHEREAS, Syros has requested that Toko provide the assurances and make the undertakings set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Toko, Syros and TMRC hereby agree as follows:

1.              If at any time the Toko-TMRC License Agreement or any right or license granted to TMRC thereunder terminates or otherwise ceases to be in effect for any reason (the effective time of such termination or other cessation, the “Effective Time”), Toko hereby grants, effective as of the Effective Time, directly to Syros, without any need for further action by Syros, such rights and licenses with respect to AM80 (Tamibarotene) and product(s) comprising AM80 (Tamibarotene) as are necessary for Syros to continue to develop, make, have made, use, offer for sale, sell and import AM80 (Tamibarotene) products (the “Stand-by License”).

2.              Toko and TMRC will provide prompt written notice to Syros if the Toko-TMRC License Agreement or any right or license granted to TMRC thereunder terminates or otherwise ceases to be in effect for any reason.

3.              Toko acknowledges and agrees that nothing in the Toko-TMRC Agreement would prevent the development and commercialization of products comprising AM80

(Tamibarotene) using a companion diagnostic, without obtaining any additional right or license from Toko, whether by Syros or by any affiliate or third party, to which Syros is permitted to grant such rights under the TMRC-Syros License Agreement, and acknowledges that TMRC has the right to grant such development and commercialization rights to Syros under the Toko-TMRC Agreement.

4.              To the extent that Syros requires any information regarding the manufacture of AM80 (Tamibarotene) that is possessed by Toko in order to satisfy requirements of regulatory authorities as to product(s) comprising AM80 (Tamibarotene), Toko shall provide Syros with such information as reasonably requested by Syros through TMRC and hereby grants Syros the right to use such information, and to permit its affiliates and licensees to use such information, to satisfy such regulatory requirements.

5.              Toko hereby grants to Syros a non-exclusive license (with the right to grant sublicenses) under any intellectual property rights owned or controlled by Toko regarding AM80 (Tamibarotene) to manufacture and have manufactured AM80 (Tamibarotene) or products including AM80 (Tamibarotene).

6.              This Consent shall be governed by the laws of Japan, excluding the conflicts of laws provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, Toko, Syros and TMRC have executed this Consent and Stand-by License Agreement as of the Effective Date.

TOKO PHARMACEUTICAL IND. CO., LTD.

By:	/s/ Yoichi Kobayashi

	Title:	President and CEO

	Date:	April 28, 2016

SYROS PHARMACEUTICALS, INC.

By:	/s/ Nancy Simonian

	Title:	CEO

	Date:	April 28, 2016

TMRC CO., LTD.

By:	/s/ Hisao Ekimoto

	Title:	President and CEO

	Date:	April 28, 2016